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                                                                    EXHIBIT 10.5

                           AMENDMENT TO LOAN AGREEMENT


         THIS AMENDMENT, made and entered into as of the 18th day of December, 2001, by and between Integra Bank N.A., successor in interest to the National City Bank of Evansville ("Bank") and Concorde Cruises, Inc., as successor in interest to Bayfront Ventures ("Borrower"):

                                   WITNESSETH:

         WHEREAS, on January 18, 2000, Bank and the Borrower entered into a Loan Agreement by which Bank committed to extend a line of credit to the Borrower with a credit balance not to exceed $500,000; and

         WHEREAS, pursuant to the terms of the Loan Agreement, any advances made pursuant to the Loan Agreement were to be evidenced by and payable pursuant to a Revolving Promissory Note of January 18, 2000 ("Note"); and

         WHEREAS, the Note matured on March 1, 2001 and the parties have since that time been in negotiations over the resolution of the unpaid balance of the Note pursuant to which Bank has granted to the Borrower several extensions of the maturity date of the Note, the last of which expired on November 30, 2001; and

         WHEREAS, the Loan Agreement and the Note are secured by the following:

                  (1) A Security Agreement dated January 18, 2000 executed by Borrower and Princesa Partners, a Florida general partnership, in favor of Bank granting to Bank a security interest in certain furniture, fixtures and equipment used in connection with, or located or intended to be located in, on or at a gaming vessel known as the Princesa.

                  (2) A Guaranty dated January 18, 2000 by which Princesa Partners guarantied the payment to Bank of the amount due under the Loan Agreement and the Note.

                  (3) A Preferred Ship Mortgage dated January 18, 2000 by which Princesa Partners granted to Bank a mortgage in and to the vessel Princesa in order to secure payment of Princesa Partners' Guaranty of the amount due under the Loan Agreement and the Note.

                  (4) A Guaranty dated January 18, 2000 by which Concorde Gaming Corporation, a Colorado corporation, guarantied the payment to Bank of the amount due under the Loan Agreement and the Note.

         WHEREAS, Bank is party as a participating lender to a loan agreement among Princesa Partners and various other financial institutions by which said financial institutions, including Borrower, each made a loan to Princesa Partners which loans in the aggregate equal an original principal amount of $8,400,000, which sum was used to (1) pay for all equipment and fixtures



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appertaining to the Princesa and (2) for working capital of the Borrower to operate the Princesa and the loan documents involved in the Princesa Partners financing are more particularly described as follows:

                  (1)      Loan Agreement dated October 22, 1998.

                  (2) Promissory Notes to the participating lenders as follows:

                           o Promissory Note dated October 22, 1998 from Princesa Partners to The National City Bank of Evansville in the amount of $3,600,000.

                           o Promissory Note dated October 22, 1998 from Princesa Partners to Linn County State Bank in the amount of $250,000.

                           o Promissory Note dated October 22, 1998 from Princesa Partners to First National Bank in the amount of $3,600,000.

                           o Promissory Note dated October 22, 1998 from Princesa Partners to Peoples National Bank of Kewanee in the amount of $800,000.

                           o Promissory Note dated October 22, 1998 from Princesa Partners to United Prairie Bank-Slayton in the amount of $150,000.

                  (3) Security Agreement dated October 22, 1998 made by Princesa Partners and Borrower in favor of the participating lenders granting a security interest in certain furniture, fixtures and equipment used in connection with, or located or intended to be located in, on or at the Princesa.

                  (4) A First Preferred Ship Mortgage dated October 15, 1998 by which Princesa Partners granted to Bank a mortgage in and to the vessel Princesa as security for payment of the Princesa Partners loan.

                  (5) A Guaranty, Subordination Agreement, Security Agreement and Indemnity between Borrower and the participating lenders by which Borrower absolutely and unconditionally guarantied to the participating lenders the full and prompt payment when due of each of the separate Promissory Notes which collectively constituted the Princesa Partners loan.

                  (6) The guaranties of other entities and individuals associated in some fashion with the ownership and/or operation of the Princesa.

(hereinafter collectively referred to as the "Princesa Partners Loan
Documents").



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         WHEREAS, Bank and the Borrower have agreed by letter agreement of even date herewith to extend the maturity date of the Loan Agreement and the Note to December 31, 2002 provided that the Loan Agreement is amended so that an Event of Default under the Princesa Partners Loan Documents is considered an Event of Default under the Loan Agreement; and

         NOW, THEREFORE, in consideration of the extension by Bank of the maturity date of the Loan Agreement and the Note as referenced above, the parties have agreed and do hereby covenant, stipulate and agree that the Loan Agreement be and the same is hereby amended in the following respects:

         1. Paragraph 9 of the Loan Agreement entitled "Events of Default" is amended to read as follows:

         Each of the following shall be an "Event of Default" hereunder:

                  o The Borrower shall fail to make any payment due under this Loan Agreement or under the Note, and the failure to pay shall continue for a period of ten days after the Bank mails to Borrower written notice of the Borrower's failure to make any payment.

                  o The Borrower, Princesa Partners or Concorde shall be named a debtor in a petition filed under the U.S. Bankruptcy Code.

                  o Any representation made by or on behalf of the Borrower in connection with this Loan Agreement or the transactions contemplated hereby shall prove to have been materially false or misleading when made.

                  o The Borrower shall fail to comply with any covenant contained in this Loan Agreement (except the covenant to pay the principal of and interest on the Note and any amounts due under this Loan Agreement when due), in Annex II or in any Security Instrument, and the Borrower shall fail to cure such breach within the applicable period of grace, if any.

                  o Princesa partners or Concorde shall notify the Bank that it repudiates its guaranty.

                  o Any Event of Default, as therein defined, shall occur under any of the Loan Documents defined in paragraph 11(a).

                  o The default by Princesa partners under any of the Princesa Partners Loan Documents or any modifications or alterations thereto other than such defaults as the lenders which are parties to the Princesa Partners loan documents have agreed to exercise no remedies in regards to by virtue of any forbearance agreements which may be entered into by and among Princesa Partners and the financial institutions which constitute the participating lenders under the Princesa Partners Loan Documents.



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         Subject only to the amendments effected hereby, the undersigned jointly and severally ratify, confirm and adopt all of the provisions of the Loan Agreement, the Note, and all other agreements between the parties which are related to the Loan Agreement and the Note.

         IN WITNESS WHEREOF, the parties have entered into this Amendment to Loan Agreement.


INTEGRA BANK N.A.                           CONCORDE CRUISES, INC., as successor
                                            in interest to Bayfront Ventures


By: /s/ Christopher Tietz                   By: /s/ Jerry L. Baum
   -------------------------------             ---------------------------------
   Signature                                   Signature

   Christopher Tietz                           Jerry L. Baum
   --------------------------------            ---------------------------------
   Printed                                     Printed

   Senior Vice President                       President
   --------------------------------            ---------------------------------
   Title                                       Title

   12/18/01                                    12/20/01
   --------------------------------            ---------------------------------
   Date                                        Date



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